MCF's Taxpayer
                                                              Identification No.

                           THIRD AMENDED AND RESTATED                 57-0879569
                                    TERM LOAN
                                 PROMISSORY NOTE

$20,471,030.25
                                                                    June 2, 1998
                                                        Columbia, South Carolina

     FOR VALUE RECEIVED, MARTIN COLOR-FI, INC., a South Carolina corporation ("MCF") for itself and as successor by merger to Custom Colorants, Inc. and Palmetto Spinning Corporation, STAR FIBERS CORP., a special purpose South Carolina corporation ("Star Fibers") and BUCHANAN INDUSTRIES, INC., a South
Carolina corporation ("BI") (MCF, Star Fibers and BI are individually or collectively as the context requires, referred to as "Borrower" or "Borrowers"), jointly and severally, promise to pay to the order of NATIONSBANK, N.A. as successor to NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS) and to NATIONSBANK OF SOUTH CAROLINA, N.A. a national banking association ("Bank") at its offices in Columbia, South Carolina (or at such other place or places as the Bank may designate) the principal sum of Twenty Million Four Hundred Seventy-One Thousand Thirty and 25/100 Dollars($20,471,030.25) under the terms and conditions of this Third Amended and Restated Promissory Note (the "Note") and in accordance with that certain Fourth Amended and Restated Loan and Security Agreement by and between Borrowers and Bank dated of even date (as further amended or modified, the "Loan Agreement"). This Note is secured by liens on all of Borrowers' assets pursuant inter alia to various documents and instruments, including, but not limited to, (i) Security Agreements dated as of July 14, 1994 and August 9, 1995 (collectively as amended or modified, the "Security Agreements") (ii) Mortgages, Deeds to Secure Debts, Security Deeds and other instruments dated as of July 14, 1994 and August 9, 1995 (collectively, as amended or modified, the "Mortgage Instruments"); and (iii) other agreements by and between Borrowers and Bank. All of the terms, conditions and covenants of the Loan Agreement, the Security Agreements and the Mortgage Instruments are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement, the Security Agreements, the Mortgage Instruments and other agreements by and between the Borrowers and the Bank. Any Event of Default under the Loan Agreement is an Event of Default under the terms of this Note.

     Definitions. As used herein:

     "Leverage Ratio" shall mean the ratio that (total liabilities minus Subordinated Indebtedness) BEARS TO (Tangible Net Worth plus Subordinated Indebtedness), as such are computed in accordance with GAAP.


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      THIS DOCUMENT IS SUBJECT TO THE FEDERAL ARBITRATION ACT AND THE SOUTH
    CAROLINA ARBITRATION ACT SECTION 15-48-10, ET. SEQ. CODE OF LAWS OF SOUTH
                            CAROLINA 1976 AS AMENDED
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     "Prime Rate" shall mean the  fluctuating  rate of interest  established  by
     Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any loan.

All other capitalized terms not otherwise defined in this Note shall have the meaning ascribed to such term in the Loan Agreement.

     Interest. Interest on the principal outstanding evidenced by this Note shall accrue at a fluctuating rate per annum equal to the Prime Rate plus one-half of one percent (0.50%), with changes in the Prime Rate to be effective as of the date of any such change. Interest shall be calculated on the basis of a 360 day year and actual number of days elapsed.

     Repayment of Principal and Payment of Interest. On each of June 12, 1998 and July 12, 1998, all accrued but unpaid interest shall be due and payable. Commencing on August 12, 1998 and continuing thereafter on the twelfth day
(12th) day of each month during the term of the Term Loan as evidenced by this Note, equal installments in principal in the amount of $300,000 plus all accrued but unpaid interest shall be due and payable, with a final payment of all outstanding principal plus all accrued but unpaid interest due and payable June 2, 1999. Additionally, on or before the earlier of (i) thirty (30) days after receipt by Bank of Borrowers' annual audited financial statements required to be delivered pursuant to section 7.1(i) of the Loan Agreement, or (ii) July 30th of each year during the term of the Term Loan, Borrowers shall make an additional payment (each, an "Income Recapture Payment") equal to twenty-five percent (25%) of Borrowers consolidated net income as reflected on such audited financial statement or as estimated by Bank if Borrowers have not received such statement. So long as no Event of Default shall have occurred or is continuing, each Income Recapture Payment shall be applied to principal outstanding under the Term Loan evidenced by this Note in the inverse order of schedule maturities. Borrowers, however, shall not be required to make an Income Recapture Payment in a year when, based on the then current audited financial statements of Borrowers for the fiscal year ending immediately preceding such year, the Leverage Ratio is less than or equal to 1.75 to 1.00.

     Acceleration. If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or if payment is not made in full at maturity of this Note, the then outstanding principal and all accrued but unpaid interest shall bear interest at the rate provided for hereunder plus four percent (4%) per annum until such principal and interest have been paid in full; provided, however, that in no event shall this or any other provision herein permit the collection of any interest which would be usurious under the law governing this transaction, and if any such interest is collected, the amount above the maximum rate permitted by law shall be deemed to be a principal payment hereunder.

     Prepayment. Borrowers may prepay the Term Loan in whole or in part without penalty or premium; provided, any such prepayment shall be applied to principal in the

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inverse order of scheduled maturities.

     Late Charges. In the event any payment of interest or principal is delinquent more than fifteen (15) days, Borrowers will pay to Bank a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrowers a right to cure a Default Condition, except as provided in the Loan Agreement. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Agreement.

     Application of Payments. All sums received by the Bank for application to the Term Loan may be applied by the Bank to late charges, expenses, costs, interest, principal and other amounts owing to the Bank in connection with the Term Loan in the order selected by the Bank in its sole discretion.

     Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, Borrowers jointly and severally will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

     Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a wavier thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any Event of Default or of any of Bank's rights under this Note or the other Loan Documents. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of the Borrowers to Bank in any other respect at any other time.

     Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     Jurisdiction and Venue. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Borrowers, irrevocably consent to and confer personal jurisdiction on the courts of Richland County, State of South Carolina or the United States courts located within the State of South Carolina, and expressly waive any objections as to venue in any such courts, and agree that service of process may be made on Borrowers by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any

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action or exercising any rights within any other state or  jurisdiction  or from obtaining personal jurisdiction by any other means available by applicable law.

     ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED NOTES OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OR COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCE, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS NOTE'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATION; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (B) RESERVATION OF RIGHTS. NOTHING IN THIS NOTE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS NOTE. NEITHER THE EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT TO ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE

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CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     Bind Effect. This note shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successor, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrowers hereunder can be assigned without prior written consent of Bank.

     NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Amendment and Modification. This Note is intended to be amendment to and restatement of that certain Term Loan Promissory Note dated July 14, 1994 in the original principal amount of $36,310,000, that certain Amended and Restated Term Loan Promissory Note dated August 9, 1995 and that certain Second Amended and Restated Term Loan Promissory Note dated December 16, 1996, and it is the intent of the parties that this Note be construed as such and not as a novation.

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed under seal as of the day and year first above written.


                              [SIGNATURES OMITTED]


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